                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Pathogenesis Corporation
--------------------------------------------------------------------------------
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

                                    [LOGO]

                           PathoGenesis Corporation



                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



   Date:            Wednesday, May 31, 2000

   Time:            4:00 p.m., Pacific Time

  Place:            201 Elliott Avenue West
                    Seattle, Washington 98119

Purpose:            1.  Elect three Class II directors

                    2. Approve an amendment to the PathoGenesis Corporation Employee Stock Purchase Plan to increase the common stock authorized for issuance under that plan by 250,000 shares to 450,000 shares

                    3. Ratify the selection of KPMG LLP as the company's independent auditors for 2000

                    4. Transact any other business that may properly come before the meeting

     If you are a shareholder of record at the close of business on April 3, 2000, you are entitled to vote at the meeting.

     Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card in the enclosed envelope. Returning the proxy card will not affect your right to attend the meeting and vote.


                                Marvin B. Tepper
                                Secretary

Seattle, Washington
April 20, 2000

                           PathoGenesis Corporation

                             ____________________

                                PROXY STATEMENT
                             ____________________

     We are sending you these proxy materials because our board of directors is soliciting your proxy to vote your shares at the 2000 annual meeting of shareholders. We began mailing these proxy materials to shareholders on or about April 20, 2000.


                               ABOUT THE MEETING

     What is the purpose of the meeting?  At the meeting, we will ask you to:

     .    elect three directors
     . approve an amendment to our Employee Stock Purchase Plan to increase the common stock authorized for issuance under that plan by 250,000 shares to 450,000 shares
     .    ratify the selection of KPMG LLP as our independent auditors.

     Who may vote at the meeting? You are entitled to vote at the meeting if you were a shareholder of record at the close of business on April 3, 2000. On any matter properly brought before the meeting, you may cast one vote for each share of PathoGenesis common stock you owned on the record date.

     How do I vote? You can vote on matters at the meeting by signing and returning the enclosed proxy card or by attending the meeting and casting your vote there. If you vote by proxy, your proxy (one of the individuals named on your proxy card) will vote your shares as you specify. If you do not otherwise indicate, your proxy will vote your shares for the board's nominees for directors and for each of the other proposals stated in the notice of the meeting. If you hold your shares in "street name" (through a broker or other nominee) and wish to vote in person at the meeting, you will need to bring a copy of your account statement showing your stock ownership in PathoGenesis and to check in at the registration desk at the meeting.

     Can I change my vote after I return my proxy card? If you wish, you may revoke your proxy at any time before it is voted by sending a written revocation to Marvin B. Tepper, the company's Secretary, by providing a later dated proxy, or by voting in person at the meeting.

     What constitutes a quorum? The presence at the meeting, in person or by proxy, of the holders of a majority of the common stock entitled to vote will constitute a quorum for the transaction of business at the meeting. As of the record date, 16,555,737 shares of common stock were outstanding. Abstentions and broker non-votes are counted as shares present for determining if a quorum is present.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

     Our board of directors currently consists of ten members, who are divided into three classes having three-year terms that expire in successive years.

     You are asked to elect three Class II directors at the meeting. Class I and Class III directors are not up for election this year and will continue in office for the remainder of their terms. Biographical information on each nominee for director and each continuing director appears below, including his or her age at December 31, 1999.

     The board of directors has nominated Wilbur H. Gantz, John L. Gordon and Arthur W. Nienhuis, each of whom is a current Class II director, for re-election to serve until the annual meeting in 2003 or until his successor is elected and qualified. If a nominee is unable to serve, the proxy holders may vote for another nominee proposed by the board.

     What vote is required? The three nominees who receive the most votes at the meeting will be elected to the three open directorships; abstentions and broker non-votes will have no effect on the election.

--------------------------------------------------------------------------------

   The board recommends a vote FOR the election of each nominee for director.

--------------------------------------------------------------------------------

                Nominees for Election at the Meeting (Class II)

Wilbur H. Gantz                     Mr. Gantz, a founder of PathoGenesis, has
Age 62                              been our Chief Executive Officer and
Director since March 1992           President since 1992 and Chairman since
Chairman, Chief Executive           January 1998. Previously, he was President
    Officer and President           of Baxter International Inc. (healthcare
                                    products company). He is a director of The
                                    Gillette Company (personal care products company), W.W. Grainger, Inc. (maintenance, repair and operating supplies and services provider), Harris Bancorp (bank holding company) and Harris Trust and Savings Bank.
                                    He is a former trustee of Princeton
                                    University.



John L. Gordon, Ph.D., Sc.D.        Dr. Gordon is founder and Chairman of
Age 55                              Quercus Management Limited, a biotechnology
Director since November 1997        support company based in Oxford, England. He
                                    was Chief Executive Officer of Neures
                                    Limited (biotechnology company) from 1994 to 1996, and previously was Director of Research of Neures' parent company, British
                                    Biotech plc. He is a director of Finsbury
                                    Life Sciences Investment Trust PLC, a
                                    publicly held company in the U.K.

Arthur W. Nienhuis, M.D.            Dr. Nienhuis has been Director of St. Jude
Age 58                              Children's Research Hospital since 1993.
Director since July 1998            Previously, he was chief of the Clinical
                                    Hematology Branch at the National Heart,
                                    Lung & Blood Institute at the National
                                    Institutes of Health and held appointments at Boston's Massachusetts General Hospital and Harvard Medical School. He is a director of the American Association of Cancer
                                    Institutes and the author of more than 230 published scientific papers.

          Continuing Directors Whose Terms Expire in 2001 (Class III)


Talat M. Othman                     Mr. Othman has been Chairman and Chief
Age 63                              Executive Officer of Grove Financial, Inc.
Director since September 1992       (investment management company) since
                                    September 1995. Previously, he was Chairman,
                                    President and Chief Executive Officer of
                                    Dearborn Financial, Inc. (investment
                                    management company). He is a director of the Middle East Policy Council in Washington,
                                    D.C., a member of the Board of Governors of St. Jude Children's Research Hospital and a trustee of the Center for Excellence in Education in Washington, D.C. Previously, he was a director of Harken Energy Corporation
                                    (oil and gas exploration company) and
                                    Hartmarx Corporation (apparel manufacturer) and President of the Arab Bankers
                                    Association of North America.


Eugene L. Step                      Mr. Step was Executive Vice President, a
Age 70                              director and a member of the Executive
Director since April 1992           Committee of Eli Lilly and Company
                                    (pharmaceutical company) and President of its Pharmaceutical Division prior to his retirement in 1992. Since his retirement, Mr. Step has been a private investor. He is a former Chairman of the Pharmaceutical
                                    Manufacturers Association (now PhRMA) and former President of the International
                                    Pharmaceutical Manufacturers Association. He is a director of CellGenesys Inc.
                                    (biotechnology company), DBT Online, Inc.
                                    (data management company), Guidant Corp.
                                    (medical device company), Medco Research
                                    Inc. (medical research company) and Scios
                                    Inc. (biotechnology company).

James R. Tobin                      Mr. Tobin is President, Chief Executive
Age 55                              Officer and a director of Boston Scientific
Director since January 1999         Corporation (medical device manufacturer).
                                    He was Chief Executive Officer of Biogen,
                                    Inc. (biopharmaceutical company) from 1997 to 1998, and its President and Chief
                                    Operating Officer from 1994 to 1997.
                                    Previously, he was President and Chief
                                    Operating Officer of Baxter International,
                                    Inc. (healthcare products company). He is a director of Creative BioMolecules Inc.
                                    (biopharmaceutical company) and PE Corp.
                                    (genomic and sequencing instrumentation
                                    company).

Fred Wilpon                         Mr. Wilpon, a founder of PathoGenesis, was
Age 63                              Chairman of the Board from May 1995 to
Director since January 1992         January 1998. He is co-founder and Chairman
                                    of the Board of Sterling Equities, Inc.
                                    (real estate developer) and is President and Chief Executive Officer of the New York Mets baseball team. He is a director of Bear, Stearns & Co. Inc. (investment bank).

           Continuing Directors Whose Terms Expire in 2002 (Class I)

Elizabeth M. Greetham               Ms. Greetham has been President of ACCL
Age 50                              Financial Consultants Ltd. (pharmaceutical
Director since November 1996        consultants) and Chief Financial Officer of
                                    Drug Abuse Sciences Inc. (pharmaceutical company) since April 1999. Previously, she was a Portfolio Manager for Weiss, Peck &
                                    Greer, L.L.C. (investment adviser). She is a director of various pharmaceutical companies, including CliniChem Development
                                    Corporation (a Canadian corporation),
                                    Guilford Pharmaceuticals Inc. and SangStat
                                    Medical Corporation.

Alan R. Meyer                       Mr. Meyer joined PathoGenesis in 1992 as
Age 46                              Vice President and Chief Financial Officer
Director since December 1992        and a director. He became Senior Vice
Executive Vice President,           President and Chief Financial Officer in
    Chief Financial                 July 1995, when he also assumed the office
    Officer, Treasurer and          of Assistant Secretary, and became Executive
    Assistant Secretary             Vice President in January 1998 and Treasurer
                                    in August 1999. Previously, he was chief financial officer for several development stage healthcare companies, held corporate finance and corporate development positions with Baxter Healthcare Corporation
                                    (healthcare products company) and was a
                                    management consultant with Arthur Andersen &
                                    Co. (public accounting firm).

Michael J. Montgomery               Mr. Montgomery is a Co-Managing Director of
Age 45                              Digital Coast Partners (merchant bank).
Director since July 1995            Previously, he was the President and Chief
                                    Executive Officer from May 1998 to September
                                    1999, and President and Chief Operating
                                    Officer from September 1996 to May 1998, of
                                    Sega GameWorks L.L.C. (entertainment
                                    company). He was a senior executive of
                                    DreamWorks SKG (entertainment company) from
                                    1995 to 1996. Previously, he was Executive
                                    Vice President and Chief Financial Officer of Euro Disney SCA (theme park operator) and Vice President and Treasurer of The Walt
                                    Disney Company (entertainment company). Mr.
                                    Montgomery is a brother of A. Bruce
                                    Montgomery, our Executive Vice President,
                                    Research and Development.


     How often did the board meet in 1999? Our full board met seven times in 1999. Each current director attended at least 75% of the number of meetings of the board and of committees on which he or she served that were held during 1999.

     What committees has the board established? Our board has three committees: the Audit/Finance Committee, the Compensation and Nominating Committee, and the Executive Committee. Committees report their actions to the full board, usually at the next regular meeting of the board or by written report.

     The Audit/Finance Committee recommends the appointment of our independent auditors. In addition, it reviews auditing arrangements with the independent auditors, the scope and results of their audits, any problems they may identify regarding internal accounting controls and their recommendations. It also meets with our Chief Financial Officer to review our programs, policies and procedures on financial controls and internal auditing. The Audit/Finance Committee also reviews with our Chief Financial Officer our investment securities and cash management programs and policies. The Audit/Finance Committee is prepared to meet at any time at the request of the independent auditors or the Chief Financial Officer to review any special situation that may arise relating to audit/finance matters. Eugene L. Step (chair), Elizabeth M. Greetham, Michael J. Montgomery and Arthur W. Nienhuis are members of this committee. In 1999, the committee met once.

     The Compensation and Nominating Committee administers the compensation and benefit programs for our officers, employees and consultants, including our stock option and stock purchase plans. It determines stock option grants to our Chief Executive Officer and makes recommendations to the full board on the compensation of our Chief Executive Officer and non-employee members of the board. It also makes recommendations to the board of directors on any proposed plan or program that would benefit the senior executives and regarding candidates for the board and executive offices. The committee would consider candidates for director suggested by shareholders who comply with the procedures established in our by-laws. The procedures are described later in this proxy statement under "Additional Information - How can a shareholder proposal be submitted for the 2001 annual meeting?" Talat M. Othman (chair), John L. Gordon, James R. Tobin and Fred Wilpon are members of this committee. The committee held six meetings during 1999.

     The Executive Committee has the authority to take any action that the board of directors may take, subject to some restrictions imposed by law. Fred Wilpon (chair), Wilbur H. Gantz, Talat M. Othman and Eugene L. Step are members of this committee. The committee met on nine occasions and acted by written consent once in 1999.

     What compensation do directors receive? Under the PathoGenesis Corporation 1998 Compensation Program for Non-Employee Directors for the years 1998-2002, as amended, each non-employee director is compensated in cash and options to purchase common stock as follows:

Annual Retainer:    Basic                                   $15,000
                    Executive Committee chair supplement     10,000
                    Other committee chair supplement          5,000

                    Instead of receiving the basic annual retainer for the years 1998-2002 in cash, each non-employee director may elect, on January 1, 1998 or, if later, upon initial election to the board, to receive a stock option (in addition to the grant described below) having an aggregate exercise price equal to four times the amount of cash retainer waived. The options will vest on the first day of each year (or portion of a year) through 2002 in which the optionee was a director, to the extent of a fraction of the entire option whose numerator is the amount of the basic retainer for such year represented by the option and whose denominator is the amount of base retainer for all years during the term of the program. Each option granted to a director has a ten-year term and is granted at an exercise price equal to the fair market value of the common stock on the grant date.

Meeting Fee:        For each board or committee meeting               $  1,000
                    attended in person or by telephone

Option Grant:       Initial Grant
                              20,000 shares upon initial election to the board

                    Subsequent Annual Grant

                              Basic                                 6,000 shares
                              Executive Committee chair supplement 2,000 shares Other committee chair supplement 1,000 shares

                    Each such option is fully vested on the date of grant, generally has a ten-year term and is granted at an exercise price equal to the fair market value of the common stock on the date of grant.

                    During 1999, our non-employee directors received grants of fully vested options to purchase an aggregate of 150,000 shares of common stock at a weighted average exercise price of $15.81 per share.


EXECUTIVE OFFICERS

     In addition to Wilbur H. Gantz and Alan R. Meyer, our current executive officers are as follows. (Ages are as of December 31, 1999 and other information is as of the date of this proxy statement.)

A. Bruce Montgomery, M.D.           Dr. Montgomery has been Executive Vice
Age 46                              President, Research and Development since
Executive Vice President,           January 1998. He joined PathoGenesis in 1993
    Research and                    as Vice President of Medical and Regulatory
     Development                    Affairs and was promoted to Senior Vice
                                    President in July 1995. From 1989 to
                                    November 1993, he was Associate Director of
                                    Clinical Research at Genentech, Inc.
                                    (biotechnology company), where he was
                                    involved in the clinical development of
                                    Pulmozyme, an inhaled drug for cystic
                                    fibrosis patients. Previously, he was
                                    Assistant Professor of Medicine and Director of the Medical Intensive Care Unit,
                                    Pulmonary Disease Section, Department of
                                    Medicine, State University of New York,
                                    Stony Brook, New York, and Assistant
                                    Professor of Medicine in Residence,
                                    University of California, San Francisco, and
                                    Cardiovascular Research Institute, Chest
                                    Service, San Francisco General Hospital. He is co-inventor of two use patents related to aerosolized pentamidine, a drug for an AIDS-related infection. Dr. Montgomery is a brother of Michael J. Montgomery, one of our directors.

Marc F. Wipperman                   Mr. Wipperman joined PathoGenesis in 1996 as
Age 48                              Vice President, Manufacturing, and was
Senior Vice President,              promoted to Senior Vice President,
    Operations                      Operations in January 1998. He oversees the
                                    development and commercialization of
                                    manufacturing processes, from the sourcing of raw materials to production, quality control and distribution. From 1995 to 1996, he was President of Certified Manufacturing
                                    Corporation (pharmaceutical consulting
                                    firm). Previously, he was a consultant to the pharmaceutical industry and held a variety of management, manufacturing and engineering positions with Johnson & Johnson
                                    (pharmaceutical company).


William R. Baker, Ph.D.             Dr. Baker was promoted to his current
Age 48                              position in November 1999. He joined the
Senior Vice President,              company in 1993 as Director of Chemistry and
    Research and Preclinical        was promoted to Vice President of Research
    Development                     in 1996. Previously, he held various
                                    research management positions in the
                                    Pharmaceutical Products Division of Abbott
                                    Laboratories (pharmaceutical company).

Dinendra M. Sen                     Mr. Sen joined PathoGenesis as Senior Vice
Age 50                              President, Sales and Marketing in January
Senior Vice President,              2000. He was Vice President of Sales and
    Sales and Marketing             Marketing of Schwarz Pharmaceuticals (U.S.
                                    division of a German-based company of the same name) from 1998 to January 1999, Director, Oncology and ID Marketing of
                                    Amgen, Inc. (pharmaceutical company) from
                                    1995 to 1998, and its Marketing Manager,
                                    Epogen from 1992 to 1995. Previously, he was a consultant with The Alexander Group
                                    (marketing consultants) and held a marketing development position in the pharmaceutical products division of Abbott Laboratories
                                    (pharmaceutical company).



                REPORT OF COMPENSATION AND NOMINATING COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation and Nominating Committee of the board of directors is responsible for determining the compensation of our executive officers, including the Named Executive Officers. In making its determinations, the committee relies on input from an independent compensation consultant and reviews appropriate decisions with all non-employee directors, who constitute a majority of the full board. Six meetings of the committee were held during 1999.

What is our compensation philosophy?

     Our executive compensation program reflects the philosophy that executives' rewards should be structured to closely align their interests with those of shareholders. The program emphasizes pay for performance, stock-based incentives and stock ownership. We apply the same compensation philosophy to other employees in the interests of motivation, teamwork and fairness.

     Although individual performance and company performance are the primary determinants of individual pay amounts, the committee uses compensation surveys and external competitiveness as tests for reasonableness in view of our need to compete for the best talent in our industry segment. We consider the primary competitive market to be other emerging biopharmaceutical companies of comparable market value, size, operating complexity and growth potential. Those include some but not all of the companies that are included in the peer group index used in "Performance Comparison" below.

What are the elements of executive compensation?

     Our executive compensation program in 1999 consisted of base salaries, annual incentives and long-term incentives in the form of stock options. The mix of compensation is weighted more heavily toward performance-based incentives than base salaries as position level advances.

     Base Salaries. The base salaries of our Named Executive Officers are set to reflect the competitive market and individual responsibilities, experience, leadership and contributions to the company's success. In 1999, the Named Executive Officers received merit increases in base salary of 5% to 6%, reflecting the committee's subjective assessment of those factors. Dr. Baker also received an increase based on his promotion to Senior Vice President. The committee believes that current base salaries of the Named Executive Officers generally are in the median range for comparable positions, which is in accordance with our goal to be competitive in recruiting and retaining talent.

     Annual Incentives. Each executive officer is eligible to receive an annual incentive award based on the committee's assessment of his or her individual performance and the performance of the company. At the beginning of each fiscal year, the committee establishes a target bonus level for each participating executive to be paid after year-end if individual and company performance expectations are fully achieved. In 1999, those target bonus levels ranged from 25% to 50% of base salary, and were intended, when added to base salaries, to result in total annual compensation approximately comparable to the competitive market. Following the end of each year, the committee determines the actual incentive award for each executive, which may be above or below the target level for that executive, based on the committee's subjective evaluation of individual and company performance. The committee does not assign quantitative relative weights to different factors or follow mathematical formulas. Rather, it makes its determination in each case after considering the factors it deems relevant at the time. No cash bonuses were awarded to any of the Named Executive Officers for 1999 because sales and other company objectives were not met.

     Long-Term Incentives. The company uses stock options as the primary long-term incentive award to align employee interests with those of shareholders. Stock options are normally granted annually. In general, they have ten-year terms and vest cumulatively in equal installments on each of the first four anniversaries of the grant date. Individual option grants are based on grant guidelines designed to approximate the present value of median annual long-term incentives for comparable companies and positions. Individual grants to the Named Executive Officers have varied above and below the guidelines based upon the committee's discretionary evaluation of individual performance, past grant history and other relevant factors.

     Regular annual option grants were made to executive officers and other employees based on the competitive grant guidelines in January 1999, prior to a significant decline in the company's stock price. In order to retain well-qualified employees and provide strong incentives to regain shareholder value, the committee made special one-time stock option grants to the general employee population in May 1999. The special grants were for approximately two times the number of shares under regular annual grants. It followed with similar grants to executive officers, including each of the Named Executive Officers, in August 1999.

How did we compensate the chief executive officer?

     The committee increased Mr. Gantz's base salary by 6% in 1999. The increase reflects the critical job responsibilities of the chief executive officer and his successful contributions toward making the company a leader in the market for inhaled drugs to treat lung infections. The committee believes that Mr. Gantz's salary is in the median range for comparable positions. As noted above, neither Mr. Gantz nor any of the other Named Executive Officers received any annual incentive award for 1999, in view of the company's 1999 performance relative to its objectives. Based on the same formula as used for the general employee population and other Named Executive Officers, he received a regular annual option grant for 125,000 shares in January 1999 and a subsequent special grant for 250,000 shares in August 1999.

Are we subject to limits on tax deductibility of compensation?

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million to a company's chief executive officer or any of the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The committee believes that stock options granted under our 1992 Stock Option Plan, 1997 Stock Option Plan and 1999 Stock Plan qualify as performance-based compensation. Currently, none of the Named Executive Officers earns more than $1 million in combined salary and annual incentive. The committee's present intention is to comply with Section 162(m) to maximize tax deductibility to the extent compatible with the company's pay philosophy and strategic goals.

                                 Compensation and Nominating Committee

                                 Talat M. Othman, Chair
                                 John L. Gordon
                                 James R. Tobin
                                 Fred Wilpon

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation and Nominating Committee is composed of Talat M. Othman (Chair), John L. Gordon, James R. Tobin and Fred Wilpon. None of our current or past executive officers or employees serves on the Compensation and Nominating Committee. None of our executive officers serves on the board or the compensation committee of any entity whose directors or officers serve on our Compensation and Nominating Committee.


                            EXECUTIVE COMPENSATION

     The following table shows the compensation in the last three years of the following executive officers (the "Named Executive Officers").

                          Summary Compensation Table

                                                                        Long-Term
                                             Annual Compensation       Compensation
                                             -------------------       ------------
                                                                           Shares
                                              Salary       Bonus    Underlying Options (#)
                                             --------    --------   ----------------------
Wilbur H. Gantz                      1999    $392,200    $      0          375,000
  Chairman, Chief Executive          1998     370,000     185,000          100,000
  Officer and President              1997     302,320     175,000           75,000

A. Bruce Montgomery                  1999     278,300           0           90,000
  Executive Vice President,          1998     265,000     106,000           30,000
  Research and Development           1997     201,660      85,000           80,000

Alan R. Meyer                        1999     233,200           0           90,000
  Executive Vice President,          1998     220,000      88,000           30,000
  Chief Financial Officer,           1997     187,200      81,000           20,000
  Treasurer and Assistant Secretary

Marc F. Wipperman                    1999     227,900           0           75,000
  Senior Vice President,             1998     215,000      72,550           20,000
  Operations                         1997     190,000      66,000               --

William R. Baker                     1999     173,333           0           60,000
  Senior Vice President,
  Research and Preclinical
  Development (1)

(1) Dr. Baker was elected Senior Vice President, Research and Preclinical Development in November 1999.

                             Option Grants in 1999

                                                                                                    Potential Realizable
                                                    Percent of                                        Value at Assumed
                                   Number of          Total                                           Annual Rates of
                                     Shares          Options                                            Stock Price
                                   Underlying       Granted to     Exercise or                        Appreciation for
                                    Options         Employees      Base Price     Expiration           Option Term(2)
                                                                                                --------------------------
        Name                       Granted(1)        in Year        ($/Share)        Date           5%              10%
        ----                     ------------     ------------   -------------   -----------    ----------     -----------
Wilbur H. Gantz                     125,000            7.6%          $50.250       1/26/09      $3,950,244     $10,010,695
                                    250,000           15.3            13.875        8/2/09       2,181,478       5,528,294

A. Bruce Montgomery                  30,000            1.8            50.250       1/26/09         948,059       2,402,567
                                     60,000            3.7            13.875        8/2/09         523,555       1,326,791

Alan R. Meyer                        30,000            1.8            50.250       1/26/09         948,059       2,402,567
                                     60,000            3.7            13.875        8/2/09         523,555       1,326,791

Marc F. Wipperman                    25,000            1.5            50.250       1/26/09         790,049       2,002,139
                                     50,000            3.1            13.875        8/2/09         436,296       1,105,659

William R. Baker                     10,000            0.6            50.250       1/26/09         316,020         800,856
                                     20,000            1.2            13.875        8/2/09         174,518         442,264
                                     30,000            1.8            16.125      11/11/09         304,228         770,973

(1) The exercise price of each option is the fair market value of the common stock on the date of grant. Other than the option granted to Mr. Gantz on January 26, 1999, which vested fully on the grant date, these options vest cumulatively in four equal annual installments beginning on the first anniversary of the grant date.

(2) These values are calculated using assumed annual rates of stock price appreciation as required by the rules of the Securities and Exchange Commission. The actual value of the options will vary according to the market price of the common stock. This table does not suggest that any amount shown will be realized.

                      Aggregated Option Exercises in 1999
                          and Year-End Option Values

     No options were exercised by our Named Executive Officers in 1999. The following table shows information regarding stock options held by each Named Executive Officer at the end of 1999.

                                               Number of Shares                          Value of Unexercised
                                             Underlying Unexercised                       In-The-Money Options
                                               Options at Year-End                            At Year-End(1)
                                        ----------------------------------         -----------------------------------
       Name                             Exercisable          Unexercisable          Exercisable          Unexercisable
       ----                             -----------          -------------         ------------          -------------
Wilbur H. Gantz                           378,750               362,500            $1,674,922            $1,890,625
A. Bruce Montgomery                       125,625               158,750               695,117               486,172
Alan R. Meyer                             116,250               126,250             1,009,141               473,203
Marc F. Wipperman                          46,250               103,750               258,984               464,453
William R. Baker                           43,000                76,500               330,547               333,828

(1) These figures are based on a price of $21.4375 per share, the closing price of the common stock on December 31, 1999, as quoted on the Nasdaq National Market, as reported by The Wall Street Journal (Midwest Edition).

Employment Agreements


     We have a month-to-month employment agreement with A. Bruce Montgomery, under which Dr. Montgomery is entitled to receive an annual base salary and bonus (up to 30% of the annual base salary) as the board of directors determines. He also is entitled to receive benefits offered to our employees generally. The agreement permits the company to terminate Dr. Montgomery's employment for cause. The agreement also prohibits Dr. Montgomery from competing with PathoGenesis for one year following termination of his employment.

     We have an employment agreement with Marc F. Wipperman, under which he is entitled to receive an annual base salary and bonus (up to 25% of the annual base salary) as the board of directors determines. He also is entitled to receive benefits offered to our employees generally. The agreement permits the company to terminate his employment for cause. The agreement also prohibits him from competing with PathoGenesis for one year following termination of his employment. The agreement will remain in effect until June 20, 2000, after which it will be automatically renewed for successive quarterly terms unless either party gives notice of termination at least 60 days before the expiration of the then current term.

     We have employment agreements with each of our senior executives, including the Named Executive Officers. Each such agreement provides for the payment of compensation and benefits if the executive's employment is terminated following a change in control of PathoGenesis. Each executive whose employment is terminated within two years following a change in control will receive compensation under the agreement only if the termination was by the company without cause or by the executive for good reason. Once effective, the agreements provide, in addition to unpaid ordinary compensation and benefits, a lump sum cash payment equal to two times (three times in the case of the Chief Executive Officer) the executive's annual compensation and certain other benefits, including assistance in outplacement.

                            PERFORMANCE COMPARISON*

     The graph below compares the cumulative total return on PathoGenesis common stock from November 22, 1995 (the date the common stock began trading on the Nasdaq National Market) through December 31, 1999 with the cumulative total return of the Nasdaq Stock Market Total Return Index and the Nasdaq Pharmaceuticals Stock Index. Cumulative total return values were calculated assuming an investment of $100 on November 22, 1995 and reinvestment of dividends. The historical stock price performance is not necessarily indicative of future results.

                             [GRAPH APPEARS HERE]

                                    Nasdaq              Nasdaq
             PathoGenesis        Stock Market      Pharmaceuticals
11/22/95       $100.00             $100.00             $100.00
12/29/95        110.00              103.29              120.88
 3/29/96        163.75              108.13              125.77
 6/28/96        155.00              116.94              122.18
 9/30/96        177.50              121.12              124.98
12/31/96        217.50              127.09              121.25
 3/31/97        250.00              120.20              115.16
 6/30/97        291.25              142.22              124.32
 9/30/97        355.00              166.28              139.45
12/31/97        371.25              155.72              125.23
 3/31/98        335.00              182.25              137.59
 6/30/98        290.00              187.25              127.33
 9/30/98        333.75              168.97              120.05
12/31/98        580.00              219.57              159.31
 3/31/99        133.13              246.09              174.80
 6/30/99        141.88              269.28              178.08
 9/30/99        153.75              275.80              203.39
12/31/99        214.38              406.34              296.43

CRSP Total Returns for:                     11/22/95     12/29/95     12/31/96     12/31/97     12/31/98     12/31/99
-----------------------                     --------     --------     --------     --------     --------     --------
PathoGenesis Corporation                   $  100.00    $  110.00    $  217.50    $  371.30    $  580.00    $  214.40

Nasdaq Stock Market                           100.00       103.30       127.10       155.70       219.60       406.30

Nasdaq Pharmaceuticals Stock Index            100.00       120.90       121.30       125.20       159.30       296.40

*Source: Center for Research in Security Prices (CRSP)

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table contains certain information on beneficial ownership of the common stock as of April 3, 2000, by (i) each of our directors and executive officers, (ii) our Corporate Secretary, (iii) all of the foregoing individuals as a group, and (iv) other owners of more than 5% of the outstanding PathoGenesis common stock.

                                                 Shares Beneficially Owned(1)(2)
                                                 -------------------------------
Name                                                   Number       Percent(3)
----                                                   ------       ----------
William R. Baker...........................            52,783             *
Wilbur H. Gantz(4).........................           773,359          4.56
John L. Gordon.............................            41,848             *
Elizabeth M. Greetham......................            42,771             *
Alan R. Meyer..............................           152,558             *
Michael J. Montgomery(5)...................            53,880             *
Arthur W. Nienhuis.........................            26,000             *
Talat M. Othman............................            43,572             *
Eugene L. Step.............................            59,500             *
James R. Tobin.............................            40,848             *
Fred Wilpon(6).............................           892,598          5.37
A. Bruce Montgomery(7).....................           182,878          1.09
Marc F. Wipperman..........................            63,426             *
Marvin B. Tepper(8)........................           867,348          5.22
All of the foregoing persons
   as a group(2)(4)(5)(6)(7)(8)............         3,293,370         16.23
Saul B. Katz(9)............................           855,000          5.20
Lord, Abbett & Co.(10).....................           822,500          5.01

*Less than 1%.

(1) Unless otherwise indicated, the persons named in the table above have sole voting and investment power over all shares beneficially owned by them, subject to applicable community property laws. Beneficially owned shares include shares subject to options exercisable within 60 days after April 3, 2000.

(2) Includes shares subject to options that were exercisable within 60 days of April 3, 2000 as follows: Dr. Baker--51,625; Mr. Gantz--422,500; Dr. Gordon--36,848; Ms. Greetham--40,000; Mr. Meyer--140,000; Mr. M.
     Montgomery--45,098; Dr. Nienhuis--26,000; Mr. Othman--43,572; Mr. Step-- 54,500; Mr. Tobin--28,348; Mr. Wilpon--73,598; Dr. A. B. Montgomery--
     166,874; Mr. Wipperman--61,250; and Mr. Tepper--67,348.

(3) Based on 16,555,737 shares outstanding as of April 3, 2000, unless otherwise indicated. In computing the percentages shown in the table, shares subject to options held by a named person that are exercisable within 60 days after April 3, 2000 are treated as outstanding in determining the percentage ownership of that person.

(4) Includes (i) 18,750 shares held by The Wilbur H. Gantz 1992 Irrevocable GST Trust, of which Mr. Gantz is Trustee and (ii) 112,500 shares held by The Wilbur H. Gantz 1992 Irrevocable

     Children's Trust. Mr. Gantz disclaims beneficial ownership as to all of such shares. Also includes 1,875 shares held by Mr. Gantz's wife and 25,850 shares held by a trust for her benefit, although Mr. Gantz disclaims beneficial ownership of shares held by Mrs. Gantz and that trust.

(5) Includes 532 shares owned by Mr. Montgomery's minor children. Does not include shares beneficially owned by A. Bruce Montgomery.

(6) Includes (i) 800,000 shares held by Sterling PathoGenesis Company, of which Mr. Wilpon is managing partner; (ii) 9,000 shares held jointly with Mr. Wilpon's wife; and (iii) 10,000 shares held jointly with a partner in Sterling PathoGenesis Company. Mr. Wilpon disclaims beneficial ownership of such 819,000 shares except to the extent of his pecuniary interest.

(7) Includes 6,400 shares owned by Dr. Montgomery's wife as custodian for minor children, as to which Dr. Montgomery disclaims beneficial ownership. Does not include shares beneficially owned by Michael J. Montgomery.

(8) Includes 800,000 shares held by Sterling PathoGenesis Company, of which Mr. Tepper is a partner. Mr. Tepper disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.

(9) Based on Amendment No. 1 to Schedule 13G filed on May 12, 1999 by Saul B. Katz, c/o Sterling PathoGenesis Company, 575 Fifth Avenue, New York, New York 10017, reporting beneficial ownership as of May 10, 1999 and includes
     (i) 5,000 shares owned jointly with Mr. Katz's spouse, (ii) 800,000 shares held by Sterling PathoGenesis Company, of which Mr. Katz is a partner (of which Fred Wilpon, one of our directors, and Marvin B. Tepper, our Corporate Secretary, are also partners), and (iii) 10,000 shares held jointly with a partner in Sterling PathoGenesis Company. Mr. Katz disclaims beneficial ownership as to all of such 815,000 shares except to the extent of his pecuniary interest.

(10) Based on a Schedule 13G filed on February 8, 2000 by Lord, Abbett & Co., 90 Hudson Street, Jersey City, New Jersey 07302, reporting beneficial ownership as of December 31, 1999.

Did directors and executive officers comply with Section 16(a) beneficial ownership reporting requirements in 1999?

     Based on our review of filings with the Securities and Exchange Commission and written representations furnished to us, we believe that in 1999 our directors and executive officers filed reports required under section 16(a) of the Securities Exchange Act of 1934 on a timely basis.


                                  PROPOSAL 2
                          APPROVAL OF AN AMENDMENT TO
                       OUR EMPLOYEE STOCK PURCHASE PLAN


     In April 1998, our board of directors adopted the PathoGenesis Corporation Employee Stock Purchase Plan (the "Purchase Plan"), a plan intended to qualify as an Employee Stock Purchase Plan under Section 423 of the Internal Revenue Code of 1986, as amended. The Purchase Plan, which our shareholders approved in June 1998, authorized the offer of up to 200,000 shares of our common stock to eligible employees through periodic offerings to be made in the ten-year period commencing July 1, 1998.

     On April 6, 2000, our board adopted, subject to shareholder approval, an amendment to the Purchase Plan to increase the number of shares authorized for issuance under the Purchase Plan by 250,000 shares (the "Amendment"), to 450,000 shares. The board believes that the Purchase Plan is an important factor in attracting, retaining and motivating qualified employees. Without an increase in the number of shares of common stock reserved, the Purchase Plan likely will have insufficient shares to meet anticipated employee purchases beyond calendar year 2000. Many of our competitors offer similar plans, and the board believes that we will be at a disadvantage if we do not continue to offer the Purchase Plan to our employees. In light of historical usage, we expect that a 250,000 share increase should be adequate to meet the Purchase Plan's foreseeable requirements.

     During 1999, our employees purchased common stock under the Purchase Plan in the following amounts (and at the weighted average prices per share shown):
Wilbur H. Gantz, 2,637 shares ($16.11); A. Bruce Montgomery, 1,154 shares ($14.80); Alan R. Meyer, 1,737 shares ($16.70); Marc F. Wipperman, 1,176 shares ($14.26); William R. Baker, 1,092 shares ($13.24), and all employees (excluding the Named Executive Officers) as a group, 65,399 shares ($13.99).

     As of February 29, 2000, an aggregate of 73,143 shares of common stock had been issued and purchased by employees under the Purchase Plan. Based on employee participation in currently outstanding offerings and anticipated participation of offerings to be made in the rest of 2000, by year end we will have issued approximately 185,000 shares, leaving an insufficient number of shares for issuance in outstanding offerings.

     A summary of the principal features of the Purchase Plan, as proposed to be amended, follows. The summary is qualified in its entirety by the specific terms of the Purchase Plan, a copy of which is attached as Appendix A to this proxy statement.

     Summary. Under the Purchase Plan, we may offer up to 450,000 shares of common stock for sale to eligible employees through periodic offerings to be made in the ten-year period commencing July 1, 1998. Each employee of the company or a subsidiary on the date of any offering will be eligible to participate in the Purchase Plan, except:

     . an employee whose customary employment is for five months or less in any calendar year

     . an employee who either owns, or immediately after the grant of an option would own, five percent or more of the shares of common stock (including shares that the employee may purchase under outstanding options under the Purchase Plan and otherwise)

     . an employee of a subsidiary that is excluded from participation (generally any foreign subsidiary).

     The Purchase Plan is administered by the Compensation and Nominating Committee of our board (the "Administrator"). The Administrator may delegate to any officer, who in turn may delegate to other officers or employees, the authority to determine all issues regarding the Purchase Plan (other than the timing of offerings) and to interpret the Purchase Plan, subject to review by the Administrator, whose decision will be final and binding.

     At present, a new offering commences on the first day of each calendar quarter. An employee who is participating in one offering may elect to participate in a later offering, but his or her participation in the earlier offering shall terminate automatically.

     The company may make one or more offerings to eligible employees. No offering may last more than two years. During each offering period, the company will give each participating employee an option to purchase shares of common stock with a portion (from 1% to 15%, as selected by the employee) of the employee's cash compensation during that period (or any shorter period of participation elected by the employee). No employee may be granted an option that permits the employee's rights to purchase common stock under the Purchase Plan (or under any other stock purchase plan of the company established pursuant to Section 423 of the Internal Revenue Code) to accrue at a rate exceeding $25,000 of fair market value of such stock (determined as of the first day of the offering) in any calendar year in which the option is outstanding at any time.

     The company establishes a payroll deduction account for each participating employee and deducts the elected portion of cash compensation from the employee's pay. The employee may change his or her payroll deduction by complying with the procedures and limitations established by the Administrator under the Purchase Plan, but not more often than once in any month. The employee may cease participating at any time and may withdraw his or her entire account balance when he or she ceases to participate. An employee who has stopped participating (whether or not he or she has withdrawn the account balance) in an offering may only resume participation in a subsequent offering.

     Under the Purchase Plan, each participating employee receives an option to buy as many shares of common stock as may be purchased by the amount elected by the employee to be deducted from his or her pay. On the last day of each six-month period during any offering, and at termination of each offering or of the Purchase Plan, the account of the employee is totaled. If the account has sufficient funds to buy one or more shares, the employee is deemed to have exercised the option to buy such share or shares as of that date. Any balance remaining in the account at the end of an offering period will be carried forward in the account for the next offering period under the Purchase Plan or under a successor Plan or, if there is none, is paid to the employee as soon as practicable. The balance carried forward may not exceed the purchase price of one share on the last day of the offering period.

     The purchase price for each share purchased under the Purchase Plan pursuant to a particular offering is the lesser of 85% of the fair market value of the common stock at the beginning of the offering or 85% of the fair market value at the time when the employee is deemed to have exercised the option to purchase such share.

     If a participating employee retires, dies or terminates employment with the company or a subsidiary for any reason, payroll deduction ceases and no further shares of common stock are purchased for the employee. If a custodian has been appointed, the number of shares of common stock in the employee's account is registered in the name of the employee, and the remaining cash balance in the account is paid to the employee as soon as practicable.

     A participating employee's right to purchase shares subject to an outstanding option under the Purchase Plan becomes exercisable immediately prior to the company's merger or consolidation with, or transfer of all or substantially all of its assets to, another entity, unless the successor entity assumes the Purchase Plan, or termination of the Purchase Plan following certain change-in-control events.

     If shares of common stock are changed by a stock dividend, stock split or combination, merger or consolidation with any other corporation or corporations, or any other relevant change in the capitalization of the company, a proportionate or equitable adjustment will be made to the number or kind of shares subject to the Purchase Plan and the purchase price.

     The board of directors may amend the Purchase Plan in any respect, except that the approval of the holders of a majority of the outstanding shares of common stock is required for any amendment to increase or decrease the number of shares approved for the Purchase Plan or to reduce the purchase price per share (in each case other than the adjustments described in the previous paragraph).

     Federal Income Tax Consequences. The following discussion is only a summary of general federal income tax consequences to the company and participating employees, and does not cover all possible federal, state or local income tax consequences of participation in the Purchase Plan.

     The company understands that under existing law no income will be recognized to an employee for federal income tax purposes solely by reason of being granted the right to purchase shares of common stock under the Purchase Plan or by reason of purchasing such shares. The amount deducted from the employee's pay and used to purchase shares in the Purchase Plan will, however, be subject to income tax.

     The tax consequences to an employee of selling or disposing of the shares generally depends on how long he or she has held the shares. If the employee sells or disposes of the shares (other than by death) before the later of two years after the beginning of the offering period or one year after the purchase of shares, the employee will recognize ordinary income to the extent the fair market value of the shares at the time they were purchased exceeded the purchase price. Any additional gain is capital gain. The company will receive a tax deduction equal to the amount of ordinary income recognized to the employee.

     If, however, the employee sells or disposes of the shares after the later of two years after the beginning of the offering period or one year after the purchase of shares, the employee will recognize ordinary income only to the extent of the 15% discount in the purchase price of the shares at the beginning of the offering period (not to exceed the gain recognized in the sale or disposition). Any additional gain is capital gain. In this case, the company will not receive any tax deduction for the income recognized to the employee.

     If the employee dies while holding shares acquired under the Purchase Plan, there will be included in the employee's taxable income for the year of death the amount of ordinary income described in the preceding paragraph, regardless of whether the holding periods described above have been met.

     In each case, the amount of ordinary income recognized to the employee will increase the tax basis of the shares, reducing the amount of capital gain realized (or producing a capital loss) upon taxable disposition of the shares.

     What vote is required? The affirmative vote of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the meeting is necessary to approve the Amendment. Abstentions and broker non-votes will have the effect of a no vote on the proposal.

--------------------------------------------------------------------------------

     The board recommends a vote FOR the approval of the Amendment to the PathoGenesis Corporation Employee Stock Purchase Plan.

--------------------------------------------------------------------------------

                                  PROPOSAL 3
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     Our board of directors has selected KPMG LLP as independent auditors for 2000. KPMG LLP have been our independent auditors since the company was formed. We ask you to ratify that selection at the annual meeting.

     We expect representatives of KPMG LLP to be available at the meeting to answer appropriate questions, and may make a statement if they desire to do so.

     What vote is required? The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the meeting is necessary to ratify the selection of KPMG LLP as independent auditors. Abstentions will have the effect of a no vote, while broker non-votes will not be counted as shares present and entitled to vote on the proposal and thus will have no effect on the outcome of the vote on the proposal.

--------------------------------------------------------------------------------

The board recommends a vote FOR the ratification of the appointment of KPMG LLP as independent auditors of PathoGenesis for 2000.

--------------------------------------------------------------------------------

                                 OTHER MATTERS

     As of the date of this proxy statement, we do not know of any matter to be acted on at the meeting other than those discussed in this proxy statement.


                            ADDITIONAL INFORMATION

     Who pays for this proxy solicitation? PathoGenesis will bear the cost of this proxy solicitation. In addition to mailing proxy solicitation material, our officers and employees may solicit proxies in person or by facsimile, telephone or other electronic means. They will not receive any special compensation for that service, but PathoGenesis will reimburse them for any out-of-pocket expenses. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to the beneficial owners to obtain authority to execute proxies, and will reimburse those entities for reasonable expenses. We have engaged Morrow & Co. to assist in the solicitation of proxies from shareholders for a fee estimated at approximately $5,000, plus reimbursement of out-of-pocket expenses.

     How can a shareholder proposal be submitted for the 2001 annual meeting? If a shareholder intends to present a proposal at our 2001 annual meeting of shareholders, the proposal must be received by our Secretary no later than December 21, 2000, and comply with other applicable rules of the Securities and Exchange Commission, in order to be included in the proxy statement for that meeting.

     Under the by-laws, in order for a shareholder to nominate a candidate for election as director at an annual meeting of shareholders, timely notice of the nomination must be received by the company's Secretary in advance of the meeting. Ordinarily, that notice must be received at our principal office at 201 Elliott Avenue West, Seattle, Washington 98119 not less than 60 days nor more than 90 days before the anniversary date of the previous year's meeting. If, however, we advance or delay the annual meeting by more than 60 days from that date, the notice must be received at our principal office not earlier than the 90th day before the annual meeting date and not later than the close of business on the later of the 60th day before the annual meeting date or the 10th day following the day we announce publicly the annual meeting date. The stockholder submitting the notice of nomination must describe various matters concerning the nominee, including such information as the name, address and occupation.

     If a shareholder intends to bring other business before a shareholder meeting without regard to whether it will be included in the proxy statement for the meeting, the shareholder must give timely written notice to the company's Secretary as described in the preceding paragraph. The notice must include, among other things, a description of the proposed business and the reasons for proposing the business. If a shareholder who wishes to present any business at the meeting fails to give notice within the time limits described above, any proxies that management solicits for the meeting will confer on the proxy holders discretionary authority to vote on such proposal if it is properly brought before the meeting.

     If you would like a copy of our annual report to the Securities and Exchange Commission on Form 10-K for 1999, please write to: Investor Relations, PathoGenesis Corporation, 201 Elliott Avenue West, Seattle, Washington 98119. The company will provide a copy of the report to you at no charge.

                                Marvin B. Tepper
                                Secretary

                                                                      Appendix A

                           PATHOGENESIS CORPORATION

               AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
               -------------------------------------------------


     The purpose of this Employee Stock Purchase Plan (the "Plan") is to benefit PathoGenesis Corporation, a Delaware corporation (the "Company") and its subsidiaries by offering eligible employees a favorable opportunity to become shareholders of the Company over a period of years, thereby giving them a proprietary interest in the anticipated growth and prosperity of the Company and encouraging the continuance of their dedicated services to the Corporation and its subsidiaries. Pursuant to the Plan, 450,000 shares of common stock, $0.001 par value per share, of the Company (the "Stock") may be offered for sale to eligible employees through periodic offerings to be made during the ten-year period commencing July 1, 1998.

     The Plan is intended to qualify as an Employee Stock Purchase Plan under
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder.

     1.  Administration.  The Plan will be administered by the Compensation and
         --------------
Nominating Committee of the Board of Directors, or such other committee or subcommittee of the Board of Directors as the Board shall determine (in either case, the "Committee"). Notwithstanding the foregoing, an officer of the Company designated by the Committee, or such other officers or employees as he or she may designate, shall have the authority to determine all issues with respect to the administration of the Plan (other than the timing of offerings), and to interpret the provisions of the Plan and resolve all issues of eligibility or participation, subject to the oversight of the Committee. Any determination or interpretation made by the officer so designated may be appealed to the Committee, and the Committee's decision with respect thereto shall be final and binding on all parties.

     2.  Eligibility.  All employees of the Company and its subsidiaries on the
         -----------
date of any offering (as hereinafter described) shall be eligible to participate in the Plan, except that the following classes of employees shall not be eligible:

     (a) employees whose customary employment is for five or fewer months in any calendar year;

     (b) employees who either own, or immediately after the grant of an option under the Plan would own, stock of the Company possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or its subsidiaries (for purposes of this subparagraph
          (b), an employee shall be deemed to own any stock owned, directly or indirectly, by or for his siblings, spouse, ancestors and lineal descendants, and stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust, shall be deemed to be owned proportionately by its shareholders, partners, or beneficiaries, all in accordance with the Section 424(d) of the Code, and stock that the employee may purchase under outstanding, options, whether under this Plan or otherwise, shall be treated as stock owned by the employee); and

     (c) employees who are employed by a subsidiary that is excluded from participation in the Plan (all subsidiaries shall participate provided that, unless the Committee otherwise determines, subsidiaries substantially all of whose employees are neither citizens nor resident aliens of the United States shall not participate; for all purposes of this Plan, a subsidiary of the Company shall mean a "subsidiary corporation" as defined in Section 424(f) of the Code).

     3.   Offerings. The Company will make one or more offerings to employees to
          ---------
purchase Stock under this Plan. Each offering period shall be not more than two years in duration, and shall commence and end at such times as the Committee may determine. Until the Committee otherwise determines, a new offering shall commence on the first day of each calendar quarter beginning July 1, 1998, and all offering periods shall be two years in duration. During each offering period (or during such portion thereof as an employee may elect to participate), each participating employee shall be given the option to purchase shares of Stock, with a portion of such employee's compensation as set forth in more detail below. For all purposes of this Plan, "compensation" shall mean the employee's regular or basic compensation for employment with the Company or its subsidiaries, including wage or salary payments, commission payments, extra cash payments of overtime premium, and shift pay for Saturday, Sunday or holiday work. Compensation shall not include irregular payments such as incentive bonuses and discretionary cash incentives, noncash payments, welfare or fringe benefits, or employer contributions to pension, profit-sharing or retirement plans, but shall include voluntary deferrals to plans described in Section 125 or 401(k) of the Code (or similar amounts as determined by the Committee).

     4.   Participation.  An employee eligible on the effective date of any
          -------------
offering may participate in such offering as of such effective date by completing the enrollment process prescribed by the Company; provided, however, that if the employee is participating in a prior offering on such effective date, his enrollment shall automatically terminate his payroll deductions under the prior offering. The enrollment process will authorize a regular payroll deduction from the employee's compensation, and will take effect on the next payroll date after the enrollment date (or such later payroll date as the Committee may determine by uniform rules).

     5.   Payroll Deductions.  The Company will maintain a payroll deduction
          ------------------
account for each participating employee. With respect to any offering made under this Plan, an employee may authorize a payroll deduction in terms of whole number percentages from a minimum of 1% up to a maximum of 15% of the compensation received by the employee during the offering period (or during such portion thereof as an employee may elect to participate). Notwithstanding any other provision of the Plan, no employee may be granted an option that permits the employee's rights to purchase Stock under this Plan and any other stock purchase plan (as defined in Section 423 of the Code) of the Company and any subsidiary of the Company to accrue at a rate that exceeds $25,000 in any calendar year in which the option is outstanding at any time, with rights being valued at the fair market value of such underlying Stock (determined on the effective date of the offering). For purposes of the preceding sentence, an employee's right to purchase Stock accrues when the employee's option first becomes exercisable, and the rules set forth in Section 423(b)(8) of the Code shall apply.

     6.   Deduction Changes.  An employee may at any time increase or decrease
          -----------------
the employee's payroll deduction by filing a new payroll deduction authorization form, subject to limitations on the number, frequency or timing of changes established by the Committee, which shall apply uniformly to all participants. Unless and until a different rule is established by the Committee, an employee may not change his or her payroll deduction more than once in any month. A change will not become effective sooner than the next pay period after receipt of the form by the Company. An employee may suspend his or her payroll deduction completely pursuant to this Section 6, but the employee's right to resume participation during the same offering period shall be governed by the last sentence of Section 7.

     7.   Withdrawal of Funds.  An employee may at any time and for any reason
          -------------------
permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an offering. An employee who ceases to participate in an offering, either by withdrawing his or her funds pursuant to this Section 7, by suspending his or her payroll deductions pursuant to Section 6, or by enrolling in a subsequent offering pursuant to Section 4, may not resume participation in that offering, but may enroll in subsequent offerings as provided in Section 4.

     8.   Purchase of Shares.  Each employee participating in any offering under
          ------------------
this Plan will be granted an option, upon the effective date of such offering, to purchase as many shares of Stock as may be purchased with the following amounts:

     (a) the compensation of the employee withheld during the applicable offering period pursuant to Sections 5 and 6; and

     (b) the balance (if any) in the employee's account carried forward from the preceding offering period pursuant to the final paragraph of this
          Section 8.

     As of the last day of every sixth month period during any offering, and upon termination of the offering or the Plan, the account of each participating employee shall be totaled. If the account contains sufficient funds to purchase one or more shares as of that date, the employee shall be deemed to have exercised an option to purchase such share or shares as of that date. Any excess amount shall either be used to purchase a fractional share or carried forward to the next purchase date, as determined by uniform policy established by the Committee. The employee's account shall be charged for the amount of the purchase price and ownership of such share or shares shall be appropriately entered in the books of the Company in the name of the employee (unless a custodian is appointed as provided in Section 10). A participating employee may not purchase a share in any offering beyond the end of the applicable offering period. Any balance remaining in an employee's account at the end of an offering period, if not used to purchase a fractional share, will be carried forward in the account for the following offering period or, if there is none, shall be paid to the employee as soon as practicable. In no event will the balance carried forward exceed the purchase price of one share on the last day of the last month of the offering period.

     9.   Purchase Price of Shares.  The purchase price for each share purchased
          ------------------------
will be the lesser of 85% of the fair market value (as defined in Section 11) on the effective date of the offering or 85% of the fair market value at the time the option is exercised.

     10.  Appointment of Custodian.  The Committee may, but shall not be
          ------------------------
obligated to, appoint a custodian who shall hold the Stock purchased under the Plan and maintain records showing the number of shares of Stock owned by each participating employee. Either the Committee or, with the Committee's consent, the custodian, may also designate one or more broker/dealers (any one of which may be the custodian or an affiliate of the custodian) to sell shares of Stock credited to an employee's account at the employee's direction and distribute the proceeds, net of commissions and other applicable expenses, to the employee. The custodian shall distribute as soon as practicable all dividends or other distributions received with respect to the Stock to the participating employees in proportion to the number of shares credited to each of their accounts as of the record date for such distributions, except for distributions of Stock which shall be held by the Custodian and credited to the participating employees' accounts. The custodian shall exercise all voting, tender and similar rights with respect to the Stock in accordance with the instructions of the participating employees or, in the absence of instructions, as directed by the Committee. Upon an employee's termination of employment for any reason, the shares of Stock credited to his or her account shall be registered on the books of the Company in the name of the employee (or of the beneficiary appointed pursuant to Section 13.) Any Stock registered in the name of an employee may be registered only in the name of the employee, or, if the employee so indicates on the employee's payroll deduction authorization form, in the employee's name jointly with a member of the employee's family, with right of survivorship.

     11.  Fair Market Value.  The "fair market value" for any day shall be the
          -----------------
average of the high bid and low asked prices as quoted by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") or such other system then in use; provided that if the Stock shall become listed on one or more national securities exchanges, the fair market value shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to the principal exchange on which the Stock is so listed. If such prices are not available on a given day, then the Committee may use the prices of such Stock on the next preceding trading day for which such prices are available. The Committee may revise the method of determining the fair market value of Stock, provided that such revisions are uniformly applied and consistent with the requirements of Section 423 of the Code.

     12.  Rights as a Stockholder.  None of the rights or privileges of a
          -----------------------
stockholder of the Company shall exist with respect to shares purchased under this Plan unless and until the Stock is registered in the name of the employee, or the custodian on behalf of the employee, on the records of the Company.

     13.  Rights on Retirement, Death or Termination of Employment.  In the
          --------------------------------------------------------
event of a participating employee's retirement, death or termination of employment for any reason, all payroll deductions shall cease and no further shares of Stock shall be purchased for such employee. If a custodian has been appointed to hold the Stock, the number of shares of Stock in the employee's account shall be registered in the name of the employee, and the remaining cash balance in the employee's account shall be paid to the employee as soon as practicable thereafter. Each employee may designate one or more beneficiaries who shall be entitled to receive the balance in the employee's account upon his or her death, in accordance with procedures established, and subject to limitations determined, by the Committee. An employee may change any of his or her beneficiaries at any time without the consent of such beneficiary, provided that no designation or change of a beneficiary shall have any effect or be binding upon the Company until actually received, in writing, on the form prescribed by the Committee. If a deceased employee has no surviving beneficiary, or if the Committee is unable to determine the identity of his or her beneficiary or to locate the beneficiary, the balance in the account shall be paid instead to his or her estate.

     14.  Rights Not Transferable.  Rights under this Plan are not transferable
          -----------------------
by a participating employee other than by will or the laws of the descent and distribution, and are exercisable during the employee's lifetime only by the employee.

     15.  Application of Funds.  All funds received or held by the Company under
          --------------------
this Plan may be used for any corporate purpose.

     16.  Adjustment in Case of Changes Affecting Stock.  The number of shares
          ---------------------------------------------
subject to the Plan and to options granted under the Plan shall be adjusted as follows: (a) in the event that the Company's outstanding Stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to options theretofore granted thereunder shall be proportionately adjusted; (b) in the event of any merger or consolidation of the Company with any other corporation or corporations, there shall be substituted for each share of the Company then subject to the

Plan, whether or not at the time subject to outstanding options, the number and kind of shares of common stock or other voting securities to which the holders of Stock will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Company, the Board of Directors shall provide for an equitable adjustment in the number of shares of Stock subject to the Plan, whether or not then subject to outstanding options. In the event of any such adjustment, the purchase price per share shall be adjusted appropriately.

     17.  Amendment of the Plan.  The Board of Directors may at any time, or
          ---------------------
from time to time, amend this Plan in any respect, except that, without the approval of a majority of the shares of Stock then issued and outstanding and entitled to vote, no amendment shall be made (i) increasing or decreasing the number of shares approved for issuance pursuant to this Plan (other than as provided in Section 16) or (ii) decreasing the purchase price per share (other than as provided in Section 16).

     18.  Termination of the Plan.
          -----------------------

     (a) This Plan and all rights of employees under any offering pursuant to the Plan hereunder shall terminate:

     (i) on the day that participating employees become entitled to purchase a number of shares equal to or greater than the number of shares remaining available for purchase (and if the number of shares so purchasable is greater than the shares remaining available, the available shares shall be allocated by the Committee on a pro rata basis among the participants in proportion to their respective account balance on that date); or

     (ii)   at any time, at the discretion of the Board of Directors.

     No offering hereunder shall extend beyond June 30, 2008. Upon termination of this Plan, any amount in the account of a participating employee shall be carried forward into the employee's payroll deduction account under a successor Plan, if any, or refunded to the employee as soon as practicable thereafter.

     (b) Notwithstanding the foregoing, in the event that either (i) the Company enters into an agreement to merge or consolidate with, or to transfer all or substantially all of its assets and business to, another entity, and such agreement does not provide for the successor entity to assume the Plan (with appropriate changes pursuant to Section 16), or (ii) the Plan is terminated following the occurrence of an event that causes the Preferred Stock Purchase Rights declared by the Board of Directors on June 26, 1997 to become exercisable, then each participating employee who has an option under the Plan shall have the right under such option to purchase for cash a number of shares of Stock up to the total number of shares the employee could have purchased under such option had the Plan remained in effect for the balance of the offering during which such event occurs. Such option shall be exercisable, in accordance with administrative procedures specified by the Committee, either immediately prior to the closing of the transaction described in clause (i) or immediately prior to termination of the Plan following the event described in clause (ii). The maximum number of shares each participating employee may purchase pursuant to this subparagraph (b) shall be determined by multiplying the amount withheld from the employee's compensation pursuant to Section 5 in the last payroll period prior to termination of the Plan by the number of payroll periods remaining in the term of the offering, plus the balance in the employee's account. Each employee's right to purchase Stock shall be subject to the last two sentences of Section 5, and if the total number of shares that employees elect to purchase exceeds the maximum number of shares remaining available under the Plan, the available shares shall be divided among the electing employees in proportion to the number of shares they elect to purchase. All other provisions of the Plan, as appropriate, shall apply to purchases of Stock pursuant to this subparagraph (b).

     19.  Governmental Regulations.  The Company's obligation to sell and
          ------------------------
deliver the Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such Stock.

     At the time of any exercise of any option by a participating employee, the Company may, if the Company shall determine it necessary or desirable for any reason, require the employee as a condition of the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the employee upon the exercise of the option and a stop order may be placed with the transfer agent for the shares issued pursuant to such exercise. If at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to options under the Plan upon any securities exchange or Nasdaq stock market or another quotation service or under any state or federal law, or the consent or approval of any government regulatory body is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, no option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable by the Company.

     20.  Repurchase of Shares.  The Company may repurchase outstanding shares
          --------------------
of Stock, upon such terms as the Company may approve, for delivery under this Plan.

     21.  Approval of Shareholders.  This Plan shall be submitted to the
          ------------------------
shareholders of the Company for approval at the first annual meeting held after approval of the Plan by the Board of Directors, or at a special meeting called for such purpose. Anything else contained herein to the contrary notwithstanding, no options shall be exercised until the Plan is approved by the shareholders, and, if the Plan is not approved within 12 months after its approval by the Board of Directors, the Plan shall be null and void and all amounts held in the participants' accounts shall be refunded to them as soon as practicable.

     22.  No Employment Guarantee.  Neither the establishment of the Plan nor
          -----------------------
any modification thereof shall be construed as giving to any participant or other person any legal or equitable right against the Company or any other participating employer except as herein provided. Under no circumstances shall the terms of employment of any participant be modified or in any way affected hereby. The maintenance of this Plan shall not constitute a contract of employment with any participant, and participation in the Plan will not give any participant a right to be retained as an employee of any employer.

PROXY                                                                     PROXY
                           PATHOGENESIS CORPORATION

                      SOLICITED BY THE BOARD OF DIRECTORS
                          ANNUAL MEETING/MAY 31, 2000

 Wilbur H. Gantz, Alan R. Meyer and Marvin B. Tepper, or any one or more of them, each with power of substitution, are authorized to vote the shares of the undersigned at the annual meeting of shareholders of PathoGenesis Corporation to be held May 31, 2000 and at any adjournment of that meeting. They shall vote on the matters described in the proxy statement accompanying the notice of meeting in accordance with the instructions on the reverse side of this card, and in their discretion on such other matters as may come before the meeting.

                          (continued on reverse side)

                           PATHOGENESIS CORPORATION
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]


The board of directors recommends that you vote FOR the director nominees listed below and FOR proposals 2 and 3.

1. Election of Directors
   Nominees: 01 Wilbur H. Gantz, 02 John L. Gordon and
   03 Arthur W. Nienhuis

 *For all nominees except any whose name I have crossed out.

                         For     Withheld      For All
                         All       All         Except*

                         [_]       [_]           [_]


2. Approval of amendment to the PathoGenesis Corporation Employee Stock Purchase Plan.

                         For      Against      Abstain

                         [_]        [_]          [_]

3. Ratification of the selection of KPMG LLP as independent auditors.

                         For      Against      Abstain

                         [_]        [_]          [_]

4. In their discretion, on any other matter that may properly come before the meeting.

If no specific instructions are provided, this proxy will be voted for the nominees for directors and for proposals 2 and 3.

     Dated:                                              , 2000
           ---------------------------------------------

Signature(s)
            ----------------------------------------------------

----------------------------------------------------------------
Please sign exactly as your name appears and return this proxy immediately in the enclosed reply envelope.